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                                                                  EXHIBIT 23.1A

             INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULES

To the Board of Directors of
 American Tower Systems
 Corporation

  We consent to the use in this Amendment No. 1 to Registration Statement No. 333-52481 of American Tower Systems Corporation on Form S-1 of our report dated March 6, 1998 (March 27, 1998 as to the sixth paragraph of Note 1 and the second paragraph of Note 4), appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

  Our audits of the consolidated financial statements referred to in our aforementioned report also included the financial statement schedules of American Tower Systems Corporation, listed in Item 16. These financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects the information set forth therein.

                                          /s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Boston, Massachusetts

May 29 , 1998